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                                                                       EXHIBIT 5




                                             September 1, 1995




VENCOR, INC.
3300 Providian Center
400 West Market Street
Louisville, Kentucky  40202

Ladies and Gentlemen:

         We have acted as legal counsel to Vencor, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended ("Registration Statement"), relating to 439,157 shares of the Company's common stock, par value $.25 per share ("Shares"), and a like number of related Preferred Stock Purchase Rights (the "Rights") issued with the Shares, to be sold by a certain "Selling Stockholder."

         We have examined and are familiar with the Certificate of Incorporation, as amended, and Restated By-Laws of the Company, and the various corporate records and proceedings relating to the organization of the Company and the filing of the Registration Statement. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

         Based on the foregoing, it is our opinion that (i) the Shares have been validly issued and are fully paid and non-assessable and (ii) the Rights constitute valid, binding and legal obligations of the Company (except as such validity may be limited by bankruptcy, insolvency, moratorium, or other similar laws presently or hereafter in effect, affecting the enforcement of creditors' rights generally, and by general and equitable principles which may restrict the availability or enforceability of rights or remedies, as to which we express no opinion).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Shares and the Rights, and to the reference to this firm under the heading "Legal Matters" in the Prospectus.

                               Very truly yours,



                               GREENEBAUM DOLL & McDONALD PLLC

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